UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2014 (March 12, 2014)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Adoption of the 2014 GRT Executive Bonus Plan

On March 12, 2014, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant” or “GRT”) approved, upon the recommendation and approval of the Executive Compensation Committee, the 2014 GRT Executive Bonus Plan (the “Plan”) for its senior executive officers, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (a “Named Executive Officer”). The Plan establishes the percentage targets for bonus payments to such officers for performance incentives reached during fiscal year 2014. Under the Plan, each of the senior executive officers participating in the Plan has a bonus target that is a percentage of such officer’s base salary paid during 2014 from which the bonus payment under the Plan will be determined. The bonus targets for each Plan participant that is a Named Executive Officer are listed in the chart below:

Named Executive Officer	Bonus Target
Chairman of the Board & Chief Executive Officer	100% of paid salary
President & Chief Operating Officer	70% of paid salary
Executive Vice President, Chief Financial Officer & Treasurer	70% of paid salary
Executive Vice President, General Counsel & Secretary	60% of paid salary
Executive Vice President, Director of Leasing	60% of paid salary

A participant’s bonus payment amount under the Plan is determined based upon an evaluation of the participant’s individual performance and the Registrant’s operating performance. Individual performance is measured by the person’s achievement of goals or objectives established near the end of fiscal year 2013 (the “Objectives Bonus Target”) and the Registrant’s operating performance is determined based upon a review and evaluation of our year-end Funds From Operations (“FFO”) results (the “FFO Bonus Target”). A participant’s FFO Bonus Target is 70% of such person’s respective Bonus Target (the “FFO Component”). A participant’s Objectives Bonus Target is 30% of such person’s respective Bonus Target (the “Objectives Component”).

Based upon individual performance, Plan participants may qualify to receive between 75%–125% of their respective Objectives Component. Based upon the Registrant’s corporate performance, Plan participants may qualify to receive between 50%–150% of their respective FFO Component. Accordingly, if a participant is eligible to receive more than 100% of one or both of such person’s respective Objectives Component and FFO Component, the amount awarded to such participant may significantly exceed the Bonus Target for the Plan participant. A participant’s bonus payment under the Plan is an amount that is the sum of two components: (i) an amount equal to the percentage of the FFO Component that such person is eligible to receive and (ii) an amount equal to the percentage of the Objectives Component that such person is eligible to receive. Actual awards under the Plan may vary based upon the Registrant’s final year-end per common share FFO results that are used to determine the FFO Component under the terms of the Plan as well as the participant achieving, exceeding, or failing to meet individual performance goals during the 2014 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: March 17, 2014	/s/George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary